EXHIBIT 10.2

EXECUTION VERSION

[NOTE: CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN MARKED TO INDICATE THAT CONFIDENTIAL INFORMATION HAS BEEN OMITTED. CONFIDENTIALITY HAS BEEN REQUESTED FOR THIS CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS HAVE BEEN PROVIDED SEPARATELY TO THE SECURITIES AND EXCHANGE COMMISSION]

SUPPLY AGREEMENT FOR ACTIVE PHARMACEUTICAL INGREDIENT

by and between

INSPIRE PHARMACEUTICALS, INC.

and

INSITE VISION INCORPORATED

Dated as of February 15, 2007

SCHEDULES

SCHEDULE 1	SPECIFICATIONS

SCHEDULE 2	PRICE

SUPPLY AGREEMENT

This SUPPLY AGREEMENT (this “Agreement”) is made and entered into as of the 15th day of February, 2007 (the “Effective Date”) by and between INSPIRE PHARMACEUTICALS, INC., a Delaware corporation having its principal office at 4222 Emperor Boulevard, Suite 200, Durham, North Carolina 27703 (the “Purchaser”), and InSite Vision Incorporated, a Delaware corporation having its principal office at 965 Atlantic Avenue, Alameda, California 94501 (the “Supplier”). The Purchaser and the Supplier are sometimes referred to herein individually as a “Party” and collectively as “Parties.”

RECITALS

WHEREAS, [***] is engaged in the business of manufacturing and supplying the active pharmaceutical ingredient azithromycin [***];

WHEREAS, the Supplier purchases azithromycin [***] from [***] pursuant to that certain Commercial Supply/Purchase Agreement dated April 1, 2005 by and between the Supplier and [***] (the “[***] Agreement”); and

WHEREAS, the Purchaser desires to purchase azithromycin [***] manufactured by [***] from the Supplier.

NOW, THEREFORE, in consideration of the foregoing recitals, mutual covenants, agreements, representations and warranties contained herein, the Parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

In this Agreement:

1.1 “Affiliate” means a corporation or non-corporate business entity that, directly or indirectly, controls, is controlled by, or is under common control with the Person specified. An entity will be regarded as in control of another entity if: (i) it owns, directly or indirectly, at least 50% of the voting securities or capital stock of such entity, or has other comparable ownership interest with respect to any entity other than a corporation; or (ii) it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or non-corporate business entity, as applicable, whether through the ownership or control of voting securities, by contract or otherwise.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.2 “Agreement” means this Supply Agreement together with all of its schedules (the “Schedules”).

1.3 “API” means the active pharmaceutical ingredient azithromycin [***] as described in the relevant Specifications for use by the Purchaser and/or Purchaser’s Nominated Contract Manufacturer in the manufacture of Product pursuant to the License Agreement.

1.4 “Applicable Laws” means all Legal Requirements applicable to the Manufacture of API, including not only in the country of Manufacture but also (i) where API is to be supplied to another country, the Legal Requirements in such country applicable to the Manufacture and sale of Product in such country and (ii) the Legal Requirement of the United States, including the Regulatory Acts, applicable to the Manufacture and sale of Product in the United States.

1.5 “Business Day” means any day, except Saturday and Sunday, on which commercial banking institutions in New York are open for business. Any reference in this Agreement to “day” whether or not capitalized shall refer to a calendar day, not a Business Day.

1.6 “Certificate of Analysis” means a certificate provided by a representative of [***] authenticating the pharmaceutical analysis of each batch of API supplied under this Agreement.

1.7 “Commercially Reasonable Efforts” means, with respect to the efforts of a particular Party to complete specific tasks or obligations under this Agreement, the efforts and resources that would be used, consistent with prevailing pharmaceutical industry standards, by a company of similar size and scope to such Party taking into account efficacy, safety and other relevant factors. Commercially Reasonable Efforts shall be determined on a country-by-country basis. With respect to the efforts of the Supplier to compel [***] to undertake any action as required under this Agreement, the Supplier’s rights and obligations under the [***] Agreement shall be considered in the determination of what efforts constitute Commercially Reasonable Efforts.

1.8 “Confidential Information” of a Party means all secret, confidential or proprietary information or data, whether provided in written, oral, graphic, video, computer or other form, provided by such Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) pursuant to this Agreement (including information generated by or on behalf of such Party pursuant to this Agreement and disclosed to the other Party), which may include without limitation information relating to the Disclosing Party’s existing or proposed research, development efforts, patent applications, business or products and any other materials that have not been made available by the Disclosing Party to the general public. The terms of this Agreement shall also be deemed Confidential Information of each Party, except to the extent

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

disclosed pursuant to Section 11.3 herein. Notwithstanding the foregoing sentences, the term “Confidential Information” shall not include any information or materials that the Receiving Party can demonstrate:

(a) were already known to the Receiving Party (other than under an obligation of confidentiality), at the time of disclosure by the Disclosing Party to the extent such Receiving Party has documentary evidence to that effect;

(b) were generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c) became generally available to the public or otherwise part of the public domain after its disclosure or development, as the case may be, and other than through any act or omission of the Receiving Party in breach of its confidentiality obligations under this Agreement;

(d) were subsequently lawfully disclosed to the Receiving Party by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others;

(e) were independently discovered or developed by or on behalf of the Receiving Party without the use of the Confidential Information belonging to the other Party and the Receiving Party has documentary evidence to that effect; or

(f) is approved for release by the Disclosing Party in writing.

1.9 “Consent” means any consent, authorization, permit, certificate, license or approval of, exemption by, or filing with, any Regulator or other Person.

1.10 “Current Good Manufacturing Practices” or “cGMPs” shall mean the then-current version of ICH-Q7A Good Manufacturing Practice Guidance For Active Pharmaceutical Ingredients and the then-current principles detailed in the U.S. Current Good Manufacturing Practices, 21 CFR Parts 210 and 211.

1.11 “Delivery” means in each case the delivery of API in accordance with the requirements of Section 4.1.

1.12 “Disclosing Party” has the meaning set forth in Section 1.8.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.13 “DMF” means in relation to API the Drug Master File containing all the information on the production and control of API.

1.14 “Effective Date” has the meaning set forth in the first (1st) paragraph hereof.

1.15 “Eighteen Month Supply” means the quantity of API forecasted in the applicable Forecast Schedule.

1.16 “FDA” means the United States Food and Drug Administration, or any successor agency thereof.

1.17 “Firm Order” or “Firm Orders” has the meaning set forth in Section 3.3.

1.18 “Force Majeure Event” has the meaning set forth in Section 12.1.

1.19 “Forecast Schedule” has the meaning set forth in Section 3.2.

1.20 “Good Condition” means that API supplied is the right product, made in accordance with the registered process, has in no way deteriorated or broken down, is not damaged or contaminated upon Delivery, is in the right container, is correctly labelled and properly sealed in its container, accords with the relevant Specifications and is capable of any agreed standard of performance.

1.21 “Indemnitee” has the meaning set forth in Section 14.3(a).

1.22 “Indemnitor” has the meaning set forth in Section 14.3(a).

1.23 “Independent Laboratory” means such laboratory as shall be mutually agreed in writing between the Parties for the purpose of Article 9.

1.24 “Initial Term” has the meaning set forth in Section 16.1.

1.25 “Knowledge” means, with respect to a particular fact or matter, the applicable Party or its Affiliate is actually aware of that fact or matter as of the Effective Date following a reasonably comprehensive internal investigation among such Party’s or Affiliate’s officers and employees who could reasonably be expected to be aware of such fact or matter.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.26 “Legal Requirements” shall mean any and all applicable local, municipal, provincial, federal and international laws, statutes, ordinances, rules, regulations or operating procedures now or hereafter enacted or promulgated by any Regulator, including the Regulatory Acts.

1.27 “License Agreement” shall mean that certain License Agreement by and between the Purchaser and the Supplier dated as of February 15, 2007.

1.28 “Loss” or “Losses” has the meaning set forth in Section 14.1.

1.29 “Manufacture” or “Manufacturing” means the planning, purchasing, manufacture, processing, compounding, storage, filling, packaging, waste disposal, labelling, leafleting, testing, quality assurance, sample retention, stability testing, release, dispatch and supply of API.

1.30 “Manufacturing License” means all licenses necessary for or required in connection with the Manufacture of API at the Manufacturing Site.

1.31 “Manufacturing Site” means the manufacturing facility of [***] at [***].

1.32 “Material Safety Data Sheet” means the material safety data sheet provided by a representative of [***] with respect to each batch of API supplied under this Agreement.

1.33 “Other Purchaser Default” has the meaning set forth in Section 16.6.

1.34 “Other Supplier Default” has the meaning set forth in Section 16.3.

1.35 “Party” or “Parties” has the meaning set forth in the first (1st) paragraph hereof.

1.36 “Person” or “person” means any individual, firm, corporation, partnership, limited liability company, trust, unincorporated organization or other entity or a government agency or political subdivision thereto, and shall include any successor (by merger or otherwise) of such Person.

1.37 “Price” means the price of API calculated pursuant to Article 5.

1.38 “Product” means the finished pharmaceutical products Manufactured by Purchaser pursuant to the License Agreement that contain API as an active ingredient.

1.39 “Purchaser” has the meaning set forth in the first (1st) paragraph hereof.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.40 “Purchaser Indemnitee” has the meaning set forth in Section 14.1.

1.41 “Purchaser Material Default” has the meaning set forth in Section 16.5.

1.42 “Purchaser’s Nominated Contract Manufacturer” means Cardinal Health PTS, LLC and such other Third Party manufacturer reasonably acceptable to Supplier as may be confirmed by the Purchaser to the Supplier in writing from time to time as being appointed by the Purchaser to manufacture Product on behalf of the Purchaser and to whom supplies of API shall be Delivered for this purpose pursuant to this Agreement.

1.43 “Receiving Party” has the meaning set forth in Section 1.8.

1.44 “Regulator” means any relevant nation or government, any state, province, or other political subdivision thereof or any entity with legal authority to exercise executive, legislative, judicial, regulatory or administrative functions or pertaining to government which regulates any aspect of the Manufacture of API or active pharmaceutical ingredient in general and/or the sale or marketing of any Product, including any division of the FDA (as applicable) and any other applicable counterpart agency that administers the Regulatory Acts of any jurisdiction.

1.45 “Regulatory Acts” means all Applicable Laws and regulations that govern the approval, manufacture, sale or licensing of pharmaceutical products, or ingredients for inclusion therein, including, without limitation, the United States Federal Food, Drug and Cosmetic Act, as amended and the rules and regulations promulgated thereunder.

1.46 “Renewal Term” has the meaning set forth in Section 16.1.

1.47 “[***]” has the meaning set forth in the first (1st) recital hereof.

1.48 “[***] Agreement” has the meaning set forth in the second (2nd) recital hereof.

1.49 “[***] Confidential Information” means Confidential Information (as defined in the [***] Agreement) of [***] received by the Supplier pursuant to the [***] Agreement.

1.50 “Schedules” has the meaning set forth in Section 1.2.

1.51 “SEC” has the meaning set forth in Section 11.2.

1.52 “Seed Stock” has the meaning set forth in Section 3.1.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.53 “Specifications” means the specifications for API as identified in Schedule 1.

1.54 “Supplier” has the meaning set forth in the first (1st) paragraph hereof.

1.55 “Supplier Indemnitee” has the meaning set forth in Section 14.2.

1.56 “Supplier Material Default” has the meaning set forth in Section 16.2.

1.57 “Term” has the meaning set forth in Section 16.1.

1.58 “Third Party(ies)” means any Person other than the Supplier, the Purchaser and their respective Affiliates.

1.59 “Third Party Claim” means any Third Party claim, demand, suit, action or proceeding.

ARTICLE 2

MANUFACTURE AND SUPPLY OF API

2.1 Manufacture and Supply. In accordance with the terms of this Agreement, the Supplier shall sell to the Purchaser those requirements for API Manufactured by [***] as forecasted and ordered from time to time by the Purchaser in accordance with Article 3, and shall supply such quantities of API to the Purchaser and/or Purchaser’s Nominated Contract Manufacturer (as applicable) for use in the Manufacture of Product.

2.2 Compliance with Specifications; Quality Standards. All API supplied hereunder shall comply with the warranty set forth in Section 13.2(c).

2.3 [***] Agreement. The Supplier shall comply with all material terms and conditions set forth in the [***] Agreement.

ARTICLE 3

ORDERS AND FORECASTING; EIGHTEEN MONTH SUPPLY; DELIVERY

3.1 Seed Stock. The Supplier shall Deliver to Purchaser and/or Purchaser’s Nominated Contract Manufacturer [***] (the “Seed Stock”). The Seed Stock shall be Delivered as follows: (a) [***] in the aggregate of API on the date hereof; and (b) sufficient quantities of API so that the Seed Stock equals [***] in the aggregate of API on [***]. Title and risk of loss for the Seed Stock shall transfer to Purchaser in accordance with Section 4.2. Purchaser shall pay for the Seed Stock as follows: (y) notwithstanding Section 6.1, [***]upon shipment of the Seed Stock in accordance with Section 6.1.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.2 Quarterly Forecast. The Purchaser and/or Purchaser’s Nominated Contract Manufacturer (as applicable) shall provide the Supplier with a rolling forecast schedule of demand showing their estimated requirements for API for the following [***] months (“Forecast Schedule”). The Forecast Schedule shall be updated [***] and shall contain, in addition to quantity of API required, the requested delivery date. The first such Forecast Schedule shall be provided to the Supplier on the date hereof and thereafter by the first (1st) day of each [***]. All forecasts and orders under this Agreement shall be in multiples of the minimum order quantity of [***].

3.3 Eighteen Month Supply. The Supplier shall build up at the Purchaser’s or Purchaser’s Nominated Contract Manufacture’s (as applicable) location the Eighteen Month Supply of API in accordance with the following schedule: (a) [***] in the aggregate of API on the date hereof; (b) [***] in the aggregate of API on June 30, 2007; (c) [***] in the aggregate of API on December 31, 2007; and (d) the Eighteen Month Supply shall be fully Delivered on June 30, 2008. The Seed Stock shall be part of the Eighteen Month Supply and shall be included in determining the quantity of the Eighteen Month Supply at all times. At all times after June 30, 2008 during the term of this Agreement, the Supplier shall ensure that API is Delivered to Purchaser or Purchaser’s Nominated Contract Manufacturer in amounts sufficient to maintain, in the aggregate, the Eighteen Month Supply. Notwithstanding the preceding sentence, Purchaser acknowledges and agrees that the Supplier shall not be in breach of such obligation to maintain the Eighteen Month Supply if: (y) the quantity of API in inventory at the Purchaser’s or Purchaser’s Nominated Contract Manufacturer’s (as applicable) location, in the aggregate, falls below the Eighteen Month Supply while awaiting Delivery of API from [***] on orders already placed by the Supplier for the benefit of the Purchaser; or (z) the amount of API required for the Eighteen Month Supply increases as a result of the Purchaser’s Forecast Schedule and the Supplier is using its Commercially Reasonable Efforts to expedite Delivery of such increased amount in accordance with the Supplier’s then-current ordering processes with [***] so long as (i) Delivery occurs no later than seven (7) months from the date of such Forecast Schedule and (ii) the Supplier satisfies such increase from the Supplier’s own inventory of API by allocating its existing stock among the Purchaser and such other Third Parties to whom the Supplier supplies API on a pro rata basis. If the Supplier allocates API to the Purchaser from the Supplier’s own inventory, the Parties will discuss in good faith how such allocation will be documented and applied toward the Supplier’s obligations under this Section 3.3. The Purchaser shall be responsible for all storage, insurance and other costs required to maintain the Eighteen Month Supply; provided, however, the Supplier shall reimburse the Purchaser for one-third (1/3) of all such reasonable and documented costs within thirty (30) days of invoice thereof by the Purchaser.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.4 Firm Orders. Upon submittal of each Forecast Schedule, the quantities of API required for the Supplier to meet its obligations under Section 3.3 above will be regarded by the Parties as a binding irrevocable commitment (each a “Firm Order”) by the Purchaser to buy from the Supplier, and by the Supplier to supply (or cause to be supplied) to the Purchaser and/or Purchaser’s Nominated Contract Manufacturer (as appropriate).

3.5 Confirmation of Firm Orders. The Supplier shall respond to each Firm Order received from the Purchaser within thirty (30) days of receipt. The response shall include confirmation of the delivery dates and quantity as set out in the Firm Order. In the event that discussion is required regarding the timing of production and Delivery, then the relevant planning personnel from both Parties will agree and confirm any amendments to the Firm Order within ten (10) days of receipt by the Supplier of the original Firm Order.

3.6 Changes to Firm Orders. The Supplier shall satisfy the Purchaser’s requirements pertaining to each Firm Order and, subject to the Supplier’s rights under the [***] Agreement, shall use Commercially Reasonable Efforts to satisfy any changes in quantity, Delivery phasing or dates requested by the Purchaser in respect of such a Firm Order. In the event that the Supplier becomes aware that any Firm Order will not be satisfied, then the Supplier shall inform the Purchaser as soon as reasonably practicable and in any event within ten (10) Business Days. This shall be without prejudice to the Purchaser’s rights under this Agreement in respect of failure to meet Firm Orders.

3.7 Shipment. Each lot of API shall be shipped in reinforced cardboard boxes bagged in foil laminate pouches that meet U.S. Department of Transportation requirements per 49 CFR 171 and 178, as applicable, and each container will be clearly labelled with the weight, name, lot number, and expiration date. The Purchaser or Purchaser’s Nominated Contract Manufacturer (as appropriate) shall be provided with each Delivery the commercial invoice bearing the applicable order number relating to such Delivery and any other agreed Delivery documentation. At the Purchaser’s request, the Supplier shall provide the Purchaser with reasonable access to any applicable supporting data in the Supplier’s possession, available to the Supplier or that the Supplier is able to obtain using Commercially Reasonable Efforts.

3.8 Delivery. Delivery shall take place within the period from two days prior to two days after the delivery date contained in the Firm Order. If API is incorrectly delivered according to the Firm Order, the Supplier shall be held responsible for any reasonable and documented additional expense incurred in Delivering it to the correct point specified in the Firm Order.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

3.9 Incomplete Delivery. The Purchaser or, if relevant, Purchaser’s Nominated Contract Manufacturer shall notify the Supplier as soon as reasonably practicable if there is an incomplete delivery according to the terms of this Agreement. If the Supplier is notified by telephone or in person, then such notification shall be confirmed in writing. The Supplier shall then be obligated to rectify the incomplete delivery within sixty (60) days, running from the first date the Supplier receives such notification, provided this shall be without prejudice to any other rights or obligations under this Agreement. In addition, the Supplier shall rectify the incomplete delivery from the Supplier’s own inventory of API by allocating its existing stock among the Purchaser and such other Third Parties to whom the Supplier supplies API on a pro rata basis. If the Supplier allocates API to the Purchaser from the Supplier’s own inventory, the Parties will discuss in good faith how such allocation will be documented and applied toward the Supplier’s obligations under Section 3.3.

3.10 Certificate of Analysis; Material Safety Data Sheet. At the time of Delivery to the Purchaser or Purchaser’s Nominated Contract Manufacturer, the Purchaser shall be provided one (1) completed copy of the Certificate of Analysis and Material Safety Data Sheet relating to each batch of API Delivered.

3.11 Discontinuation. The Supplier shall notify the Purchaser in writing no less than twelve (12) months prior to such time as [***] may discontinue the manufacture of the API. The Purchaser shall have the right to purchase up to 150 additional kilograms of API on or prior to the effective date of such discontinuance.

3.12 Failure to Supply. If for any reason (including without limitation as a result of negligence, fault or omission of the Supplier or a Force Majeure Event) API is not able to be supplied to the Purchaser or the Eighteen Month Supply is not maintained at the amount required under Section 3.3 (or the Supplier anticipates that API will not be supplied to the Purchaser in accordance with any order placed in accordance with Article 3 or the Eighteen Month Supply will not be maintained at the amount required under Section 3.3), the Supplier shall, as soon as it becomes aware of the fact, give written notice to the Purchaser of the reasons for the shortfall. If the Supplier is in breach of its obligations under Section 3.3 and cannot for any reason whatsoever meet any such shortfall from allocation of Supplier’s existing stock, then the Purchaser may, without prejudice to its other rights and remedies pursuant to the Agreement or available at law, select and qualify a new supplier to manufacture and supply API to the Purchaser, and the reasonable and documented costs of such qualification shall be borne by the

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Supplier. In the event the Purchaser selects and qualifies a new supplier pursuant to the preceding sentence, at the Supplier’s written request: (a) the Purchaser and the Supplier shall use Commercially Reasonable Efforts to agree to a mutually acceptable arrangement where the Purchaser supplies the Supplier some portion of the API received by the Purchaser from such new supplier; or (b) the Purchaser will use Commercially Reasonable Efforts to assist the Supplier to obtain the right to order API directly from such new supplier.

3.13 Secondary Supplier. At any time while this Agreement is in effect, the Purchaser may select and qualify a secondary supplier (at the Purchaser’s sole expense) to manufacture and supply API to the Purchaser.

3.14 Regular Meetings. In order to promote efficient and effective supply chain planning, the appropriate personnel from the Parties’ respective manufacturing organizations will meet on a regular basis (and in any event no less than once each year) during the term of this Agreement to discuss, consider and implement such measures as they consider appropriate to manage the demand and supply aspects of this Agreement and review performance.

ARTICLE 4

PASSING OF TITLE AND RISK OF LOSS IN API

4.1 Shipment; Transport. API shall be Delivered to the Purchaser or Purchaser’s Nominated Contract Manufacturer (as specified in the Firm Order) FCA (Incoterms 2000 edition, published by the International Chamber of Commerce, ICC Publication 560) the location specified in the Firm Order, except with regard to title and risk of loss, which is described below in Section 4.2.

4.2 Title; Risk of Loss. Title and risk of loss in API shall remain with the Supplier until receipt by the Purchaser or Purchaser’s Nominated Contract Manufacturer (as the case may be), at which point title and risk of loss shall pass to the Purchaser or Purchaser’s Nominated Contract Manufacturer (as the case may be).

4.3 No Acceptance. Neither payment by nor passing of title or risk in API to the Purchaser or Purchaser’s Nominated Contract Manufacturer (as the case may be) shall be deemed to constitute acceptance of API.

ARTICLE 5

PRICE OF API

5.1 Price. The Price payable by the Purchaser for API shall be calculated in accordance with Schedule 2. The Price and any other amounts payable pursuant to this Agreement shall be as stated and exclude the cost of Delivery, insurance and packing costs and applicable taxes and duties which shall be paid by the Purchaser.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.2 Annual Review. The Supplier will keep accurate books and accounts of record in connection with its purchase of API from [***] in sufficient detail to permit accurate determination of all figures necessary for verification of payment obligations set forth in this Article 5. The Parties shall meet annually during the term of this Agreement (unless otherwise mutually agreed in writing) to review the Price payable by the Purchaser. Prior to such meeting, the Supplier shall (subject to the Supplier’s confidentiality obligations to [***] (which the Supplier shall use Commercially Reasonable Efforts to compel [***] to waive)) provide the Purchaser with the details of the pricing at which the Supplier purchases API from [***].

ARTICLE 6

INVOICE AND PAYMENT

6.1 Invoices. Upon shipment of API, the Supplier shall invoice the Purchaser for the relevant quantity of API contained in such shipment. Each invoice issued by the Supplier hereunder shall specify:

(a) The Price in respect of API shipped;

(b) The quantity of API shipped and the corresponding Firm Order; and

(c) Any other amounts reimbursable to the Supplier pursuant to this Agreement.

6.2 Payment. Payment to the account identified by the Supplier in writing and shall be made in either Euros or United States Dollars in the Purchaser’s discretion. If a conversion in currency is required, the amount of payment shall be determined by converting the price in Schedule 2 to United States Dollars according to the exchange rate listed in the Wall Street Journal on the date of payment. Payments shall be made within thirty (30) days from the date of Supplier’s invoice to the account identified by the Supplier in writing.

6.3 Taxes.

(a) The Purchaser shall pay and otherwise be responsible for all applicable sales, goods and services and transfer taxes in connection with any payment made to the Supplier pursuant to this Agreement.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(b) Any income or other tax that one Party hereunder is required to withhold and pay on behalf of the other Party hereunder with respect to amounts payable under this Agreement shall be deducted from and offset against said amounts prior to payment to the other Party; provided, however, that in regard to any tax so deducted, the Party making the withholding shall give or cause to be given to the other Party such assistance as may reasonably be necessary to enable that other Party to claim exemption therefrom or credit therefor, and in each case shall furnish the Party on whose behalf amounts were withheld proper evidence of the taxes paid on its behalf. Each Party shall comply with reasonable requests of the other Party to take any proper actions that may minimize any withholding obligation.

ARTICLE 7

CAPACITY

The Supplier shall use Commercially Reasonable Efforts to ensure that sufficient manufacturing capacity to meet the Purchaser’s and/or Purchaser’s Nominated Contract Manufacturer’s (as the case may be) requirements for API as shown in the Forecast Schedule is available at all times in accordance Section 3.3. The Purchaser and the Supplier shall regularly review and discuss the Manufacturing capacity available at the Manufacturing Site in relation to the Forecast Schedule. In the event of a breakdown or fault in production which impacts the manufacturing capacity required hereunder or otherwise impacts the Manufacture of API for the Purchaser, the Supplier shall notify the Purchaser as soon as reasonably practicable and shall use Commercially Reasonable Efforts to ensure a return to production as soon as possible.

ARTICLE 8

COMPLAINTS AND PRODUCT RECALL

8.1 Complaints and Product Recall. The Purchaser shall be solely responsible in accordance with Applicable Laws and regulations for the reporting to Regulators in the territories in which the Purchaser is permitted to Manufacture and distribute Products pursuant to the License Agreement of any complaints and product recalls relating to Product which arise for any reason.

8.2 Manufacturing Events. The Supplier shall use Commercially Reasonable Efforts to advise, and shall use Commercially Reasonable Efforts to compel [***] to advise, the Purchaser of any occurrence or information which arises out of the Manufacturing activities that has or could reasonably be expected to have adverse regulatory compliance and/or reporting consequences concerning API and/or Product within forty-eight (48) hours of becoming aware of such information, and, subject to the Supplier’s confidentiality obligations to [***] (which the

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Supplier shall use Commercially Reasonable Efforts to compel [***] to waive), promptly furnish copies of any related information or reports to the Purchaser. In addition to the foregoing, the Supplier shall use Commercially Reasonable Efforts to notify, and shall use Commercially Reasonable Efforts to compel [***] to notify, the Purchaser of any problem related to the Manufacture of API under this Agreement within forty-eight (48) hours of becoming aware of such problem, including:

(a) where any API or its labelling may have been mistaken for or applied to another product; or

(b) where any API may be affected by bacteriological or other contamination, significant chemical, physical or other change or deterioration or stability failures; or

(c) where any API is the subject of a complaint by a Third Party or customer in circumstances where this may impact API Manufactured for the Purchaser under this Agreement; or

(d) where any API may not comply with the Specifications therefor.

8.3 Recall Strategy. If any of the circumstances described in Section 8.2 arise, at the Purchaser’s written request, the Supplier shall use Commercially Reasonable Efforts to take, and shall use Commercially Reasonable Efforts to compel [***] to take, all such acts as the Purchaser may reasonably direct in writing. If the Purchaser or any Regulator deems that a Product recall is required, the recall strategy shall be developed in good faith by the Parties and the Supplier shall use Commercially Reasonable Efforts to follow, and shall use Commercially Reasonable Efforts to compel [***] to follow, timing requirements. The reasonable and documented costs of any such action agreed upon by the Parties as a result of the circumstances described in Section 8.2, or of any such recall under this Section 8.3, shall be borne by the Supplier only in the event and to the extent the need for the action is the result of a failure on the part of the Supplier to comply with its obligations under this Agreement, and if not the result of a failure of the Supplier shall be borne by the Purchaser.

8.4 Complaint Investigations. Upon notification from the Purchaser that it has received a complaint in respect of the Product which the Purchaser reasonably believes is due to API, upon the Purchaser’s written request, the Supplier shall use Commercially Reasonable Effort to follow, and shall use Commercially Reasonable Efforts to compel [***] to conduct, all such necessary internal investigations as may be reasonably necessary to determine the validity of such complaint. The findings of any such investigations shall be reported in writing to the Purchaser

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

within five (5) Business Days of completion of the investigation, provided that the Purchaser shall be kept informed periodically as the investigation progresses. The Purchaser shall thereafter respond to the complainant and provide a written copy of such response to the Supplier and the Supplier shall thereupon use Commercially Reasonable Efforts to carry out, and shall use Commercially Reasonable Efforts to compel [***] to carry out, any actions which the Purchaser may reasonably require in connection therewith. The reasonable and documented costs of any such investigation or other action which the Purchaser requires to be undertaken pursuant to this Section 8.4 shall be borne by the Supplier in the event and to the extent that the need for such action is the result of a failure on the part of the Supplier to comply with its obligations under this Agreement, and if not the result of a failure of the Supplier shall be borne by the Purchaser.

ARTICLE 9

REJECTION AND REPLACEMENT OF DEFECTIVE API

9.1 Testing. Upon receipt of each Delivery under this Agreement, the Purchaser or Purchaser’s Nominated Contract Manufacturer (as applicable) shall carry out testing and/or control for such Delivery and shall report any adverse findings to the Supplier pursuant to Section 9.3. API delivered to the Purchaser or Purchaser’s Nominated Contract Manufacturer will be deemed accepted by the relevant recipient if it fails to carry out such testing obligations pursuant to this Section 9.1 or if no notification is made to the Supplier pursuant to Section 9.3 within the time period set out in Section 9.2, provided that notwithstanding acceptance of API pursuant to this Section 9.1 the Supplier shall remain liable to the Purchaser under the terms of this Agreement for any defect or failure of API to comply with the terms of this Agreement.

9.2 Nonconformance. The Purchaser or Purchaser’s Nominated Contract Manufacturer (as applicable) shall have the right exercisable within thirty (30) days after Delivery to reject API or any part thereof contained in such Delivery if, having carried out the relevant testing as prescribed in Section 9.1, or it becomes aware that any such API does not conform in quality or quantity or is otherwise defective with respect to the Specifications and all other terms of this Agreement or the specific Firm Order or if API is not in Good Condition.

9.3 Rejection. In the event of any rejection of API pursuant to Section 9.2:

(a) The Purchaser shall notify the Supplier in writing;

(b) The payment obligation in relation to any such delivery shall be suspended forthwith pending resolution of the dispute in accordance with this Section;

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) The Parties shall immediately use their respective Commercially Reasonable Efforts to agree whether or not the delivery in question complies with the Specifications; and

(d) The Supplier shall be entitled at all reasonable times to inspect and/or analyze the delivery in question.

9.4 Independent Laboratory. The Parties shall use all Commercially Reasonable Efforts to resolve any dispute that may arise pursuant to this Section but if the Parties fail to agree within thirty (30) days of notification to the Supplier pursuant to Section 9.3, whether any delivery of API supplied to the Purchaser hereunder is defective or may be rejected for any other reason set out in Section 9.2, the dispute shall be determined by the Independent Laboratory and the decision of the Independent Laboratory shall be final and binding on the Parties. The Independent Laboratory shall act as an expert and not as an arbitrator and (unless the Independent Laboratory otherwise determines) its fees shall be borne by the party against whom the Independent Laboratory’s decision is given.

9.5 API Agreed or Determined to be Nonconforming. If the Supplier agrees or the Independent Laboratory finds that any delivery of API is defective or may otherwise be rejected in accordance with Section 9.2, without prejudice to any other rights under this Agreement that the Purchaser may have against the Supplier:

(a) The Supplier shall promptly collect at its own expense any rejected API from the Purchaser; and

(b) The Supplier shall, in addition, promptly reimburse the Purchaser in respect of any reasonable and documented out-of-pocket costs (including without limitation freight, clearance, duty and storage) incurred by the Purchaser in respect of the defective delivery, and replace the API with new API that strictly complies with the Specifications and all other requirements of the Agreement.

9.6 API Determined to be Conforming. If a Delivery of API is found by the Independent Laboratory to comply with the requirements of Section 9.2, the Purchaser shall pay for such Delivery in accordance with the payment provisions contained in this Agreement.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ARTICLE 10

QUALITY ASSURANCE; REGULATORY COMPLIANCE; AUDITS AND

INSPECTION; PRODUCT LICENSE; MANUFACTURING LICENSE;

DOCUMENTATION AND REPORTS

10.1 Quality Assurance. The Supplier shall use Commercially Reasonable Efforts to provide, and shall use Commercially Reasonable Efforts to compel [***] to provide, to the Purchaser such documentation and information as may be reasonably necessary for the Purchaser to evaluate and assess on an ongoing basis the quality assurance testing, cGMPs, manufacturing processes, and manufacturing controls relating to the API. Without limiting the foregoing, the Supplier shall use Commercially Reasonable Efforts to compel [***] to comply with the quality requirements set forth in the [***] Agreement and use Commercially Reasonable Efforts to procure the right for the Purchaser to have the same access and information with respect to such requirements as the Supplier has under the [***] Agreement.

10.2 Regulatory Compliance. The Supplier shall use Commercially Reasonable Efforts to provide, and shall use Commercially Reasonable Efforts to compel [***] to provide, to the Purchaser such documentation and information as may be reasonably necessary for the Purchaser to comply on an ongoing basis with the Purchaser’s regulatory obligations with respect to the API and the Product. Without limiting the foregoing, the Supplier shall use Commercially Reasonable Efforts to compel [***] to comply with the regulatory compliance requirements set forth in the [***] Agreement and use Commercially Reasonable Efforts to procure the right for the Purchaser to have the same access and information with respect to such requirements as the Supplier has under the [***] Agreement.

10.3 Audits and Inspection. The Supplier shall use Commercially Reasonable Efforts to procure the right for the Purchaser to have the same audit and inspection rights of [***] as the Supplier has with respect to [***] pursuant to the [***] Agreement. If the Supplier is unable to procure such rights, the Purchaser may direct the Supplier to carry out such audits and inspection to which the Supplier is entitled under the [***] Agreement on the Purchaser’s behalf and the Supplier, subject to the Supplier’s confidentiality obligations to [***] (which the Supplier shall use Commercially Reasonable Efforts to compel [***] to waive), shall report in writing its findings within ten (10) Business Days of completing the audit or inspection; the Purchaser will notify the Supplier in writing of any adverse observations within ninety (90) calendar days of the Purchaser’s receipt of the Supplier’s report and the Supplier will use Commercially Reasonable Efforts to address with [***] such observations to the reasonable satisfaction of the Purchaser, including resolving a dispute with [***] by appeal to a Third Party in accordance with the [***] Agreement.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.4 Product License. The Purchaser shall be responsible for the registration of the Products with all relevant Regulators in the jurisdictions in which the Purchaser may distribute Products pursuant to the License Agreement, and the Supplier shall provide such assistance (at the Purchaser’s expense) as the Purchaser may reasonably request in connection therewith insofar as such assistance relates to the Manufacture of API and/or performance of this Agreement by the Supplier for supply by the Supplier to the Purchaser or Purchaser’s Nominated Contact Manufacturer (as applicable).

10.5 Manufacturing Licenses. The Supplier shall use Commercially Reasonable Efforts to compel [***] to obtain and maintain in full force and effect for the duration of this Agreement the Manufacturing License and all necessary permits, licenses, approvals and authorizations required under Applicable Laws to enable [***] to Manufacture and supply API to the Supplier.

10.6 Documentation and Reports. The Supplier shall use Commercially Reasonable Efforts to compel [***] to:

(a) complete and maintain (and ensure that any authorized subcontractors complete and maintain) the documentation relating to the Manufacture of each batch of API in accordance with cGMPs and retain such documentation for a minimum period of six (6) years after release of API;

(b) notify the Supplier, who will then notify Purchaser, of any batch failures, process deviations and any out-of-specification results which arise under Manufacture of Product as provided for in this Agreement;

(c) complete and maintain all records and reporting requirements relating to controlled drugs as may be applicable; and

(d) complete and lodge with the appropriate authorities where required all documentation relating to the export of API where Delivery involves export from the country of Manufacture.

ARTICLE 11

CONFIDENTIALITY

11.1 Confidentiality. The Parties agree that during the Term, and for a period of five (5) years after this Agreement expires or terminates, a Party receiving Confidential Information of the other Party shall (a) maintain in confidence such Confidential Information to the same extent

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

such Party maintains its own proprietary information of similar kind and value (but at a minimum each Party shall use Commercially Reasonable Efforts to maintain Confidential Information in confidence); (b) not disclose such Confidential Information to any Third Party without prior written consent of the Disclosing Party, except for disclosures to its sublicensees and commercial partners for Products who agree to be bound by obligations of non-disclosure and non-use at least as stringent as those contained in this Article 11; and (c) not use such Confidential Information for any purpose except those purposes permitted by this Agreement. Notwithstanding the foregoing, the Purchaser’s confidentiality obligations with respect to [***] Confidential Information received by the Purchaser in connection with the Parties’ performance of this Agreement shall continue until three (3) years after the termination or expiration of the [***] Agreement; provided, in no event shall such confidentiality obligations extend past the later of (y) five (5) years after this Agreement expires or terminates, or (z) April 1, 2022.

11.2 Authorized Disclosure. Notwithstanding any other provision of this Agreement, the Receiving Party may disclose Confidential Information of the Disclosing Party to a Third Party: (a) to the extent and to the Persons as required by any Applicable Law, legal process or court order, or an applicable disclosure requirement of any Regulator, the U.S. Securities and Exchange Commission (“SEC”), the Nasdaq market or any other securities exchange or market; or (b) to the extent necessary to exercise the rights granted to or retained by the Receiving Party under this Agreement or otherwise establishing rights or enforcing obligations under this Agreement; provided, however, that the Receiving Party shall provide prior notice of such intended disclosure to the Disclosing Party if possible under the circumstances and shall disclose only such Confidential Information of the Disclosing Party as is reasonably required to be disclosed.

11.3 Disclosure of Agreement. The Parties agree that the material terms of this Agreement shall be considered Confidential Information of both Parties, subject to the special authorized disclosure provisions set forth below in this Section 11.3 (in lieu of the authorized disclosure provisions set forth in Section 11.2, to the extent of any conflict) and without limiting the generality of the definition of Confidential Information set forth in Section 1.8. The Parties will mutually agree the text of a press release announcing the execution of this Agreement. Thereafter, if either Party desires to make a public announcement concerning the terms of this Agreement, such Party shall give reasonable prior advance notice of the proposed text of such announcement to the other Party for its prior review and approval, such approval not to be unreasonably withheld. A Party shall not be required to seek the permission of the other Party to repeat or disclose any information as to the terms of this Agreement that has already been publicly disclosed by such Party in accordance with the foregoing or by the other Party, or any

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

similar or comparable information. Either Party may disclose the terms of this Agreement to such Party’s existing investors, lenders, directors and professional advisors and to potential investors, lenders, acquirors or merger partners and their professional advisors who are bound by written or professional obligations of non-disclosure and non-use that are at least as stringent as those contained in this Article 11 or are customary for such purpose. Each Party acknowledges that the other Party may be obligated to file a copy of this Agreement with the SEC with its next quarterly report on Form 10-Q, annual report on Form 10-K or current report on Form 8-K or with any registration statement filed with the SEC pursuant to the Securities Act of 1933, as amended, and each Party shall be entitled to make such filings, provided, however, that the filing Party requests (to the extent legally permitted) confidential treatment of the terms hereof for which confidential treatment is customarily sought, to the extent such confidential treatment is reasonably available to such Party under the circumstances then prevailing. In the event of any such filing, the filing Party will provide the other Party with a copy of the Agreement marked to show provisions for which the filing Party intends to seek confidential treatment and shall reasonably consider the other Party’s timely comments thereon.

11.4 Unauthorized Use. If either Party becomes aware or has Knowledge of any unauthorized use or disclosure of the other Party’s Confidential Information, it shall promptly notify the other Party of such unauthorized use or disclosure.

11.5 Return of Confidential Information. Upon termination of this Agreement, the Receiving Party shall promptly return all of the Disclosing Party’s Confidential Information, including all reproductions and copies thereof in any medium (except that the Receiving Party may retain one copy for its legal files) except as otherwise reasonably necessary to exercise the Receiving Party’s surviving rights under this Agreement.

ARTICLE 12

FORCE MAJEURE EVENT

12.1 General. Neither Party shall be liable to the other on account of any failure to perform or on account of any delay in performance of any obligation under this Agreement (excluding payment obligations), if and to the extent that such failure or delay shall be due to a cause beyond the control of the relevant Party and which, by the exercise of its Commercially Reasonable Efforts of diligence and care, such Party could not reasonably have been expected to avoid (a “Force Majeure Event”). For the evidence of doubt, any failure to Deliver API pursuant to a Firm Order due to an order, injunction or any other action by a Regulator shall not constitute a Force Majeure Event. The Party experiencing the delay and seeking relief under this Section

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

shall promptly notify the other Party of the delay and use Commercially Reasonable Efforts to overcome such delay. The Party affected shall promptly notify in writing the non-affected Party of the specific causes beyond the control of the affected Party and the probable duration of the delay, and that Party shall be excused from the performance of such obligation to the extent such performance is necessarily prevented, hindered or delayed thereby during the continuance of any such happening or event. This Agreement, insofar as it relates to such obligation, shall be deemed suspended so long as and to the extent that such cause delays the performance of any Force Majeure Event obligation.

12.2 Termination; Transition. If as a result of the conditions referred to in Section 12.1, the Supplier is unable to fully perform its obligations for a period of ninety (90) days, the Purchaser shall have the right to terminate this Agreement upon thirty (30) days prior notice to the Supplier. In the event the Purchaser terminates this Agreement as provided in this Section 12.2, the Supplier agrees to use Commercially Reasonable Efforts to assist the Purchaser to transfer the Manufacture of the Products to any other facility or facilities selected by the Purchaser, in its sole discretion.

ARTICLE 13

REPRESENTATIONS AND WARRANTIES

13.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as of the Effective Date that:

(a)	such Party is a corporation or entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to execute and deliver this Agreement and to carry out the provisions hereof;

(b)	such Party is duly authorized, by all requisite corporate action, to execute and deliver this Agreement and to carry out the provisions hereof, and the Person executing this Agreement on behalf of such Party is duly authorized to do so by all requisite corporate action;

(c)	except as set forth in the License Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of such Party in connection with the valid execution, delivery and performance of this Agreement, except where the failure to obtain any of the foregoing could not, individually or in the aggregate, reasonably be expected to materially adversely affect such Party’s ability to consummate the transactions contemplated herein or perform its obligations hereunder;

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)	this Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws; and

(e)	the execution, delivery and performance by it of this Agreement and its compliance with the terms and provisions of this Agreement does not and will not, except as set forth in the License Agreement, (i) conflict with or result in a violation or breach of any of the terms, conditions or provisions of its certificate or articles of incorporation or by-laws (or other comparable corporate charter documents); (ii) conflict with or result in a violation or breach of any term or provision of any law or order applicable to it; or (iii) (A) conflict with or result in a violation or breach of, (B) constitute (with or without notice or lapse of time or both) a default under, (C) require it to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, any contract, instrument or license to which it is a party or by which any of its assets and properties is bound; except, in the case of (i), (ii) and (iii) above, which could not, individually or in the aggregate, reasonably be expected to materially adversely affect its ability to consummate the transactions contemplated herein or perform its obligations hereunder.

13.2	Additional Supplier Representations and Warranties. The Supplier represents and warrants that:

(a)	To fulfil its obligations under this Agreement, the Supplier has allocated and will allocate resources sufficient to perform its obligations under this Agreement.

(b)	The Supplier will convey to Purchaser the same title that the Supplier receives from [***] to the API supplied hereunder.

(c)	The Manufacture, generation, processing, distribution, transport, treatment, storage, disposal and other handling of any API until delivery to a carrier or freight forwarder shall (i) be in accordance with and conform to the Specifications and cGMPs, (ii) be in accordance with and conform to any applicable standards specified by the United States Pharmacopeia and Pharmacopeia Forum and the European Pharmacopeia and Pharmacopeial Forum, and (iii) otherwise conform to any provisions of the

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Regulatory Acts or any Applicable Laws not reflected in cGMPs. The API will strictly comply with the Specifications, shall be free from defects in materials and workmanship and shall not be adulterated or misbranded within the meaning of applicable Regulatory Acts or the United States Federal Food, Drug, and Cosmetic Act. At the time of Delivery, the API shall be in Good Condition. THE REPRESENTATIONS AND WARRANTIES PROVIDED IN THIS AGREEMENT DO NOT APPLY TO PRODUCTS TO THE EXTENT THAT, AFTER SHIPMENT, OCCURRENCES AFFECTING OR ALTERING THE PRODUCTS AFTER THEY ARE DELIVERED TO THE CARRIER, OR ACTIONS TAKEN OR FAILED TO BE TAKEN AFTER THE PRODUCTS WERE SHIPPED, THE PRODUCTS FAIL TO CONFORM TO SPECIFICATIONS. EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 13, THE SUPPLIER DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 14

LIABILITY AND INDEMNIFICATION

14.1 Indemnity by the Supplier. Subject to Section 14.4 below, the Supplier hereby agrees to indemnify, defend and hold harmless the Purchaser and each Purchaser Affiliate who receives a Product subject to indemnity hereunder and their respective directors, officers, employees and agents (each a “Purchaser Indemnitee”) from and against all losses, damages, costs, penalties, liabilities (including strict liabilities), judgements, amounts paid in settlement, fines and expenses (including court costs and reasonable fees of attorneys and other professionals) (“Losses”) arising from a Third Party Claim (a) for bodily injury, death and property damage caused by: (i) defects inherent in the API at the time of delivery by [***] to Supplier; (ii) defective API information (including any materials or samples thereof) submitted by [***] to the Supplier; or (iii) the negligence or wilful misconduct or wrongdoing of the Supplier or (b) arising with respect to any breach or non-performance of any of the Supplier’s covenants, obligations, representations or warranties under this Agreement. The foregoing indemnification obligations shall not apply in each case to the extent any particular Loss is a direct result of (i) the negligence or intentional misconduct of a Purchaser Indemnitee, or (ii) any matter for which the Purchaser is obligated to indemnify the Supplier pursuant to Section 14.2 herein. Nothing in this Section 14.1 or Section 14.2 below shall be construed to limit, and these provisions shall be in addition to, any indemnification provision, in any other agreement between the Parties.

14.2 Indemnity by the Purchaser. Subject to Section 14.4 below, the Purchaser shall indemnify, defend and hold the Supplier and Supplier Affiliates an d their respective directors,

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

officers, employees and agents (each a “Supplier Indemnitee”) harmless from and against all Losses arising from any Third Party Claim (a) for bodily injury, death or property damage caused by: (i) the distribution or marketing of Products by the Purchaser; or (ii) the negligence or wilful misconduct or wrongdoing of the Purchaser, or (b) arising with respect to any breach or non-performance of any of the Purchaser’s covenants, obligations, representations or warranties under this Agreement. The foregoing indemnification obligations shall not apply in each case to the extent any particular Loss is a direct result of the negligence or intentional misconduct of the Supplier Indemnitee, or (ii) any matter for which the Supplier is obligated to indemnify the Purchaser pursuant to Section 14.1 above. Nothing in this Section 14.2 or Section 14.1 above shall be construed to limit, and these provisions shall be in addition to, any indemnification provision in and any other agreement between the Parties.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.3	Procedures.

(a) In the case of a Third Party Claim made by any Person who is not a Party to this Agreement (or an Affiliate thereof) as to which a Party (the “Indemnitor”) may be obligated to provide indemnification pursuant to this Agreement, such Party seeking indemnification hereunder (the “Indemnitee”) will notify the Indemnitor in writing of the Third Party Claim (and specifying in reasonable detail the factual basis for the Third Party Claim and, to the extent known, the amount of the Third Party Claim) reasonably promptly after becoming aware of such Third Party Claim; provided, however, that failure to give such notification will not affect the indemnification provided hereunder except to the extent the Indemnitor shall have been actually prejudiced as a result of such failure.

(b) If a Third Party Claim is made against the Indemnitee and the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee therefor, the Indemnitor will be entitled, within one hundred twenty (120) days after receipt of written notice from the Indemnitee of the commencement or assertion of any such Third Party Claim, to assume the defense thereof (at the expense of the Indemnitor) with counsel selected by the Indemnitor and reasonably satisfactory to the Indemnitee, for so long as the Indemnitor is conducting a good faith and diligent defense. Should the Indemnitor so elect to assume the defense of a Third Party Claim, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, however, that if under applicable standards of professional conduct a conflict of interest exists between the Indemnitor and the Indemnitee in respect of such claim, such Indemnitee shall have the right to employ separate counsel (which shall be reasonably satisfactory to the Indemnitor) to represent such Indemnitee with respect to the matters as to which a conflict of interest exists and in that event the reasonable fees and expenses of such separate counsel shall be paid by such Indemnitor; provided, further, that the Indemnitor shall only be responsible for the reasonable fees and expenses of one separate counsel for such Indemnitee. If the Indemnitor assumes the defense of any Third Party Claim, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnitor. If the Indemnitor assumes the defense of any Third Party Claim, the Indemnitor will promptly supply to the Indemnitee copies of all correspondence and documents relating to or in connection with such Third Party Claim and keep the Indemnitee informed of developments relating to or in connection with such Third Party Claim, as may be reasonably requested by the

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Indemnitee (including, without limitation, providing to the Indemnitee on reasonable request updates and summaries as to the status thereof). If the Indemnitor chooses to defend a Third Party Claim, all Indemnitees shall reasonably cooperate with the Indemnitor in the defense thereof (such cooperation to be at the expense, including reasonable legal fees and expenses, of the Indemnitor). If the Indemnitor does not elect to assume control of the defense of any Third Party Claim within the one hundred twenty (120) day period set forth above, or if such good faith and diligent defense is not being or ceases to be conducted by the Indemnitor, the Indemnitee shall have the right, at the expense of the Indemnitor, after three (3) Business Days notice to the Indemnitor of its intent to do so, to undertake the defense of the Third Party Claim for the account of the Indemnitor (with counsel selected by the Indemnitee), and to compromise or settle such Third Party Claim, exercising reasonable business judgment; provided, however, that the Indemnitee shall not compromise or settle such Third Party Claim without the Indemnitor’s prior written consent (which consent shall not be unreasonably withheld) if such compromise or settlement would result in an admission or liability or loss of right by the Indemnitor or payment by the Indemnitor. The Indemnitor agrees to reasonably cooperate with the Indemnitee in such defense, at the Indemnitor’s expense, including being joined as a necessary party.

(c) If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of such Third Party Claim that the Indemnitor may recommend that by its terms obligates the Indemnitor to pay the full amount of Losses (whether through settlement or otherwise) in connection with such Third Party Claim and unconditionally and irrevocably releases the Indemnitee completely from all liability in connection with such Third Party Claim; provided, however, that, without the Indemnitee’s prior written consent, the Indemnitor shall not consent to any settlement, compromise or discharge (including the consent to entry of any judgment), and the Indemnitee may refuse in good faith to agree to any such settlement, compromise or discharge, that provides for injunctive or other non-monetary relief affecting the Indemnitee. If the Indemnitor acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee shall not (unless required by law) admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnitor’s prior written consent (which consent shall not be unreasonably withheld).

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

14.4 Limitations. Notwithstanding any provision of this Agreement to the contrary, in no event shall either Party be liable to the other, or have any obligation to indemnify any Purchaser Indemnitee or Supplier Indemnitee, as the case may be, for any consequential or indirect damages or Losses including any loss of profits suffered by the Purchaser or the Supplier, however caused and on any theory of liability, regardless of any failure of essential purpose of any remedy available under this Agreement. The foregoing limitation on liability shall not be applicable to consequential or indirect damages or Losses, including without limitation, lost profits incurred by the Indemnitee as a direct result of any failure by the Indemnitor to perform its obligations under this Agreement that the Indemnitee can demonstrate is due to wilful misconduct or gross negligence by the Indemnitor or any of its employees.

ARTICLE 15

INSURANCE

Each Party shall at all times maintain in full force and effect, with financially sound and reputable carriers reasonably satisfactory to the other Party, product liability, property, and fidelity insurance in such amounts and with such scope of coverage as are adequate to cover such Party’s obligations under this Agreement and as are appropriate companies of like size, taking into account the nature of API to be manufactured hereunder.

ARTICLE 16

TERM; TERMINATION; REMEDIES

16.1 General.

(a) This Agreement shall commence on the Effective Date and will continue until December 31, 2012 (the “Initial Term”). Unless terminated pursuant to Sections 12.2, 16.1(b), 16.1(c), 16.1(d), 16.4 or 16.7, this Agreement shall automatically renew for successive terms of three (3) years (each, a “Renewal Term”). The period from the Effective Date until the termination of the Agreement is the “Term”.

(b) The Purchaser may terminate this Agreement by delivery of a one hundred eighty (180) days advance, written notice.

(c) The Supplier may terminate this Agreement by delivery of a one hundred eighty (180) days advance, written notice.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d) Either Party may terminate this Agreement or any Firm Orders by delivery of written notice following expiration or termination of the License Agreement or the [***] Agreement.

16.2 Manufacturing Site. The Purchaser may terminate this Agreement on thirty (30) days written notice if [***] changes the Manufacturing Site at which API is Manufactured or the process used in the Manufacture of API. Any such termination pursuant to this Section 16.2 shall not be deemed to be due to a breach by the Supplier.

16.3 Supplier Material Default. “Supplier Material Default” shall mean the occurrence of any of the events listed below, regardless of whether the occurrence is voluntary or involuntary; provided, however, that none of the following occurrences shall constitute a “Supplier Material Default” to the extent such occurrence is a direct result of a breach by the Purchaser of a representation, warranty or covenant hereunder, any failure by the Purchaser to comply with Applicable Laws to the extent they pertain to the Products or the Regulatory Acts, a Purchaser Material Default, the Supplier’s compliance with an order of a Regulator directed to the Supplier specifically regarding its compliance with cGMPs, the Regulatory Acts, or Applicable Laws, or a Force Majeure Event:

(a) an assignment or attempted assignment of this Agreement or the rights or obligations arising hereunder by the Supplier, in violation of this Agreement;

(b) insolvency or general failure of the Supplier to pay its debts as they become due; entrance of the Supplier into receivership or any arrangement with creditors generally; filing of a voluntary or involuntary petition or other action or proceeding for bankruptcy or reorganization or dissolution or winding-up of the Supplier; a general assignment for the benefit of the Supplier’s creditors; or a foreclosure or sale of a material part of the Supplier’s assets by or for the benefit of any creditor or governmental agency; or

(c) a material breach or failure by the Supplier with respect to any material obligation or covenant under this Agreement, including a failure to Deliver API pursuant to a Firm Order or a failure to maintain the Eighteen Month Supply at the amount required under Section 3.3, that is not remedied by the Supplier within thirty (30) days after receiving notice thereof or, if such breach or failure is susceptible of cure but cannot be reasonably cured within thirty (30) days, unless the Supplier in good faith promptly commences pursuing such cure and diligently and continually does so but is delayed in completion by factors beyond its control after the use of Commercially Reasonable Efforts (but in no event to exceed ninety (90) days from the date of the Purchaser’s notice).

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

16.4 Other Supplier Default. “Other Supplier Default” shall mean the breach or failure by the Supplier with respect to any obligation, covenant, representation, warranty or condition under this Agreement that is not remedied by the Supplier within thirty (30) days after receiving written notice thereof from the Purchaser, other than a Supplier Material Default, or if such breach or failure is susceptible of cure but cannot be reasonably cured within thirty (30) days, unless the Supplier in good faith promptly commences pursuing such cure and diligently and continually does so but in no event to exceed sixty (60) days from the date of the Purchaser’s notice. Notwithstanding the foregoing, none of the foregoing occurrences shall constitute an Other Supplier Default to the extent such occurrence is a direct result of (a) a breach by the Purchaser of a representation, warranty or covenant hereunder, (b) any failure by the Purchaser to comply with the Applicable Laws or Regulatory Acts or to perform any of its obligations under this Agreement, (c) the Supplier’s compliance with the Specifications or an order of a Regulator directed to the Supplier specifically regarding its compliance with cGMPs, the Regulatory Acts, or Applicable Laws, or (d) a Force Majeure Event.

16.5 Effect of Supplier Default.

(a) The Supplier Material Default. Upon the occurrence of a Supplier Material Default, the Purchaser shall have the right to (i) terminate this Agreement, in whole or in part, immediately or at such other date specified under this Agreement, or (ii) terminate any Firm Order issued under this Agreement, in which case the Purchaser shall bear no liability with respect to the terminated Firm Order, including, without limitation, any expenses incurred by the Supplier in connection with such terminated Firm Order. In either event, the Purchaser shall also be entitled to seek all other remedies available under law or in equity.

(b) Other Supplier Default. Upon the occurrence of an Other Supplier Default, the Purchaser shall have no right to terminate this Agreement, but the Purchaser shall have the right to seek all other remedies available under law.

16.6 Purchaser Material Default. A “Purchaser Material Default” shall occur upon the Purchaser’s failure to pay an amount specified in this Agreement due to the Supplier under this Agreement within fifteen (15) Business Days after receiving written notice thereof from the Supplier (such notice to be accompanied by copies of invoices, shipping manifests and other relevant documentation supporting the Supplier’s claim for payment), other than the portion of

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

any payment hereunder that is the subject of a pending good faith dispute identified by the Purchaser in a written notice delivered to the Supplier following receipt of an invoice and before such payment is due to the Supplier.

16.7 Other Purchaser Default. “Other Purchaser Default” shall mean the breach or failure by the Purchaser with respect to any obligation, covenant, representation, warranty or condition under this Agreement, other than a Purchaser Material Default, that is not remedied by the Purchaser within thirty (30) days after receiving written notice thereof from the Supplier, or if such breach or failure is susceptible of cure but cannot be reasonably cured within thirty (30) days, unless the Purchaser in good faith promptly commences pursuing such cure and diligently and continually does so, but in no event to exceed sixty (60) days from the date of the Supplier’s notice.

16.8 Effect of a Purchaser Default.

(a) Purchaser Material Default. Upon the occurrence of a Purchaser Material Default, the Supplier shall have the right to terminate this Agreement immediately or at such other date specified under this Agreement and to seek all other remedies available under law or in equity.

(b) Other Purchaser Default. Upon the occurrence of an Other Purchaser Default, the Supplier shall have no right to terminate this Agreement, but the Supplier shall have all rights to pursue all other remedies available under law.

16.9 Eighteen Month Supply. If the Eighteen Month Supply is not at the time of termination the quantity required under Section 3.3, at the Purchaser’s written request, the Supplier shall Deliver at the time of termination API that strictly complies with the Specifications and all other requirements of this Agreement to the Purchaser to the extent necessary to satisfy such deficiency in the Eighteen Month Supply.

16.10 Remedies. Except as expressly set forth in this Agreement, none of the remedies set forth in this Agreement are intended to be exclusive, and each Party shall have available to it all remedies available under law or in equity. The Parties specifically acknowledge and agree that the Purchaser will have available the remedy of specific performance under this Agreement upon a Supplier Material Default.

16.11 Injunctive Relief. In the event that either the Supplier or the Purchaser breaches or threatens to breach any provision of Article 11 of this Agreement, the Parties agree that

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

irreparable harm to the other Party should be presumed and the damage to such Party would probably be very difficult to ascertain and would be inadequate. Accordingly, in the event of such circumstances, each of the Supplier and the Purchaser agree that, in addition to any other right and remedies available at law or in equity, the other Party shall have the right to obtain injunctive relief from any court of competent jurisdiction.

ARTICLE 17

MISCELLANEOUS

17.1 Standard Forms. In all communications, the Purchaser and the Supplier may employ their standard forms (including terms and conditions in purchase orders and purchase order acknowledgements), but nothing in those forms shall be construed to modify or amend the terms and conditions of this Agreement, and, in the case of any conflict herewith, the terms and conditions of this Agreement shall control.

17.2 Notices.

Notices to the Purchaser shall be addressed to:

Inspire Pharmaceuticals, Inc.
4222 Emperor Boulevard, Suite 200
Durham, North Carolina 27703
Attention: General Counsel
Facsimile No.: 919-941-9797

With a copy to:	Smith, Anderson, Blount,

Dorsett, Mitchell & Jernigan, L.L.P.
2500 Wachovia Capitol Center
Raleigh, North Carolina 27601
Attention: Christopher Capel
Facsimile No.: 919-821-6800

Notices to the Supplier shall be addressed to:

InSite Vision Incorporated
965 Atlantic Avenue
Alameda, California 94501
Attention: Chief Executive Officer
Facsimile No.: 510-865-5700

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

With a copy to:	O’Melveny & Myers LLP
2765 Sand Hill Road
Menlo Park, California 94025
Attention: Tim Curry, Esq.
Facsimile No.: 650-473-2601

Either Party may change the address to which notices shall be sent by giving notice to the other Party in the manner herein provided. Any notice required or provided for by the terms of this Agreement shall be in writing and shall be (i) sent via a reputable overnight courier service, or (ii) sent by facsimile transmission, in each case properly addressed in accordance with the paragraphs above. The effective date of any notice shall be the actual date of receipt by the Party receiving the same.

17.3 Independent Contractors. The relationship between the Parties created by this Agreement is one of independent contractors and is not a joint venture, partnership or any similar arrangement. Neither Party shall have the power or authority to bind or obligate the other except as expressly set forth in this Agreement.

17.4 Certain Remedies. Each Party acknowledges and agrees that the other Party may be irreparably damaged if any of the provisions of this Agreement (other than provisions involving the payment of money) are not performed by a Party in accordance with their specific terms, and that any breach of, or failure to perform or comply with, this Agreement by a Party may not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which a Party may be entitled at law or in equity, it may be entitled to enforce any provision of this Agreement (other than provisions involving the payment of money) by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking.

17.5 Expenses. Unless otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party that shall have incurred the same and the other Party shall have no liability relating thereto.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17.6 No Third Party Beneficiaries. No person or entity other than the Parties hereto and their respective Affiliates, successors and permitted assigns shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

17.7 Entire Understanding. This Agreement, together with the Schedules and Exhibits hereto, constitutes and contains the complete, final and exclusive understanding and agreement of the Parties and cancels and supersedes any and all prior negotiations, correspondence, understandings and agreements whether oral or written, between the Parties respecting the subject matter hereof and thereof.

17.8 Unintentional Omissions. The Parties acknowledge that they have expended substantial effort in preparing this Agreement and attempting to describe, in the Schedules hereto, as thoroughly and precisely as possible, Specifications and other information. However, despite these efforts, the Parties acknowledge the possibility of involuntary or inadvertent omissions from the Schedules. The Parties will agree in writing to the changes to be made to the Schedules to add these inadvertent or involuntary omissions and any such written agreement executed by the Parties shall serve as an amendment to this Agreement.

17.9 Transferability; Binding Effect. This Agreement may not be assigned or otherwise transferred (in whole or in part, whether voluntarily, by operation of law or otherwise) by either Party without the prior written consent of the other Party (which consent shall not be unreasonably withheld); provided, however, that such consent shall not be required in connection with (a) assignment or transfer to an Affiliate of the Party; (b) a merger, consolidation or reorganization of the Party, (c) a sale or transfer of all or substantially all of the voting stock, or all or substantially all of the assets, of the Party, or (d) a sale or transfer by the Party of all or substantially all of the assets of the Party with respect to its program related to Products. Notwithstanding the foregoing, any such assignment or transfer to an Affiliate shall not relieve the assigning Party of its responsibilities for performance of its obligations under this Agreement. The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any attempted assignment not in accordance with this Agreement shall be void.

17.10 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

17.11 Amendment. No amendment, modification or supplement of any provision of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

17.12 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the Parties hereto shall use reasonable efforts to substitute, by mutual written consent, valid provisions for such invalid, illegal or unenforceable provisions which valid provisions in their economic effect are sufficiently similar to the invalid, illegal or unenforceable provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalid, illegal or unenforceable provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid, illegal or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid, illegal or unenforceable provisions.

17.13 Waiver. No provision of this Agreement shall be waived by any act or omission of a Party or its agents or employees except by an instrument in writing expressly waiving such provision and signed by a duly authorized officer of the waiving Party.

17.14 Survival. Articles 11, 13, 14, 16 and 17 and any other provision which by its terms specifically shall so state, together with any obligation to make accrued but unpaid payments due hereunder, shall survive the termination or expiration of this Agreement until the last-to-expire of the longest statute of limitations governing any claims relating to the performance of this Agreement.

17.15 No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

17.16 Descriptive Headings; Schedules; Interpretation.

(a) The descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

(b) All Schedules delivered pursuant to this Agreement shall be deemed part of this Agreement and incorporated herein by reference, as if fully set forth herein. All provisions contained in any Schedule delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, are an integral part of this Agreement.

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(c) Words denoting the singular include the plural and vice versa; words denoting one gender include all genders.

(d) References to the word “including” or “includes” are to be construed as “including without limitation” and “includes without limitation”.

17.17 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts and such counterparts taken together shall constitute one and the same agreement. This Agreement may be executed by facsimile signatures, which signatures shall have the same force and effect as original signatures.

17.18 Time of the Essence. Time shall be of the essence in relation to the performance of any and all of each Party’s obligations pursuant to this Agreement.

17.19 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without giving effect to any choice of law provisions thereof. Prior to bringing a legal action against the other Party, such dispute shall be separately negotiated by the Parties hereto in good faith and all reasonable efforts undertaken to settle amicably such matters before resorting to further legal recourse, as follows: upon the occurrence of a dispute between the Parties, including, without limitation, any breach of this Agreement or any obligation relating thereto, the matter shall be referred first to the officers of the Supplier and the Purchaser having responsibility for the subject matter of the dispute, or their designees. The officers, or their designees, as the case may be, shall negotiate in good faith to resolve such dispute in a mutually satisfactory manner for up to thirty (30) days. If such efforts do not result in mutually satisfactory resolution of the dispute, the matter shall be referred to the chief executive officers of the Supplier and the Purchaser, or their designees. The chief executive officers, or their designees, as the case may be, shall negotiate in good faith to resolve such dispute in a mutually satisfactory manner for up to thirty (30) additional days, or such longer period of time to which the chief executive officers may agree. Notwithstanding the foregoing, nothing in this Section 17.19 shall prevent a Party from seeking injunctive relief pursuant to Section 17.4.

[Signature Page Immediately Follows]

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

IN WITNESS WHEREOF, duly authorized representatives of the Parties duly executed this Agreement as of the Effective Date.

INSPIRE PHARMACEUTICALS, INC.

By:	/s/ Christy L. Shaffer
Name:	Christy L. Shaffer
Title:	President & CEO

INSITE VISION INCORPORATED

By:	/s/ S. Kumar Chandrasekaran
Name:	S. Kumar Chandrasekaran
Title:	CEO

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 1

Specifications

TEST	METHOD	SPECIFICATION
1. [***]	[***]	[***]

2. [***]	[***]	[***]

3. [***]	[***]	[***]

4. [***]	[***]	[***]

5. [***]	[***]	[***]

6. [***]	[***]	[***]

7. [***]	[***]	[***]

8. [***]	[***]	[***]

9. [***]	[***]	[***]

10. [***]	[***]	[***]

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Schedule 2

Price

The price shall be the [***] the [***] Agreement (for the calendar year 2007 such cost is [***] of API) plus [***].

*Indicates that certain information contained herein has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.